Exhibit 99.1

U.S. Energy Corp. Reports Financial and Operating Results for Second Quarter 2023

HOUSTON, August 14, 2023 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”), a growth-focused energy company engaged in operating a portfolio of high-quality producing oil and natural gas assets, today reported financial and operating results for the three months ended June 30, 2023.

SECOND QUARTER 2023 HIGHLIGHTS

●	Record net daily production of 1,959 barrels of oil equivalent per day (“Boe/d”), a 10% increase over second quarter of 2022
●	Oil production of 114,900 barrels, or 64% of total production
●	Lease Operating Expense of $3.9 million, or $21.75 per Boe, a 17% and 24% decrease, respectively, from second quarter of 2022
●	Initiated share repurchase program and repurchased 163,300 shares of common stock for $0.2 million (at a weighted price of $1.48 per share)

MANAGEMENT COMMENTARY

Ryan Smith, U.S. Energy’s Chief Executive Officer, commented “We are pleased to report strong operational performance during the second quarter of 2023, reflecting the dedication and hard work of the U.S. Energy team. Our focus on increased efficiency resulted in solid production growth, demonstrating our commitment to delivering value to our shareholders. Sequentially, compared to first quarter 2023, oil volumes were up 26% and lease operating expenses per unit were down 24%, providing further evidence that the Company has successfully integrated its previous acquisitions and is benefitting from earlier capital allocation decisions across its asset base.

“The U.S. Energy platform continues to provide geographic and commodity price diversity, enabling us to navigate various market conditions. Further, the low decline rates of our assets allow us to allocate capital flexibly, investing both in asset-level projects that offer strong economic returns as well as expanded shareholder returns. We are pleased with the initial results of our newly implemented share repurchase program and going forward see immediate value in allocating a higher portion of the Company’s free cash flow towards accelerating the program. As we move forward, we maintain our commitment to prudent capital allocation and disciplined investment, both in our day-to-day operations and potential M&A opportunities.”

PRODUCTION UPDATE

During the second quarter of 2023, the Company produced 178,303 Boe, or an average of 1,959 Boe/d, a 10% increase compared to 162,230 Boe, or an average of 1,783 Boe/d, during the second quarter of 2022.

	2Q 2023	2Q 2022
Sales Volume (Total)
Oil (Bbls)	114,900	107,845
Gas and liquids (Mcfe)	380,419	326,308
Sales volumes (Boe)	178,303	162,230
Average Daily Production (Boe/d)	1,959	1,783
Average Sales Prices
Oil (Bbl)	$61.17	$105.09
Gas and liquids (Mcfe)	$2.50	$6.58
Barrel of Oil Equivalent	$44.74	$83.09

SECOND QUARTER 2023 FINANCIAL RESULTS

Total oil and gas sales during the second quarter of 2023 were approximately $8.0 million, compared to $13.5 million in the second quarter of 2022. The decline in revenue was primarily due to a 46% decline in realized prices. Sales from oil production represented 88% of total revenue during the quarter, up from 84% in the second quarter of 2022.

Lease operating expense (“LOE”) for the second quarter of 2023 was approximately $3.9 million, or $21.75 per Boe, as compared to $4.6 million, or $28.61 per Boe, in the seconds quarter of 2022. The decrease in LOE was due primarily to the successful integration of acquired assets and the completion of necessary workover programs.

Severance and Ad Valorem taxes in the second quarter of 2023 were approximately $0.5 million, as compared to approximately $0.9 million in the second quarter of 2022.

Cash general and administrative (“G&A”) expenses were approximately $2.8 million during the second quarter of 2023, as compared to approximately $2.0 million during the prior period. The increase in G&A was due to professional fees incurred during the quarter related to finalizing our annual audit.

Adjusted EBITDA, excluding the impact of hedges, was $0.8 million in the second quarter of 2023, compared to adjusted EBITDA of $5.1 million in the second quarter of 2022. The Company reported a net loss of $2.5 million, or a loss of $0.10 per diluted share, in the second quarter of 2023, compared to net income of $0.1 million, or $0.00 per share, in the second quarter of 2022.

SHAREHOLDER RETURNS UPDATE

Consistent with the Company’s shareholder returns strategy, during the second quarter of 2023, the Company announced that its board of directors authorized a share repurchase program under which the Company may purchase up to $5.0 million of its outstanding shares of common stock in the open market, in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934.

During the second quarter of 2023, U.S. Energy repurchased 163,300 shares of common stock at an average share price of $1.48 for a total cost of approximately $0.2 million. U.S. Energy intends to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. Any common stock purchased as part of this program will be retired.

Additionally, the Company’s board of directors paid a $0.0225 per share dividend to shareholders of record on May 19, 2023. Subsequently, the Board of Directors has suspended the Company’s dividend payment policy, with the associated capital planned to go towards accelerating the Company’s share repurchase program.

BALANCE SHEET UPDATE

As of June 30, 2023, the Company had debt outstanding of $12.0 million on its revolving credit facility with availability of $8.0 million and a cash balance of approximately $1.2 million.

HEDGING PROGRAM UPDATE

The following table reflects the hedged volumes under U.S. Energy’s commodity derivative contracts and the average floor and ceiling prices at which production is hedged for the remainder of 2023:

	Collars
Period	Commodity	Volume (Bbls)	Floor ($ / Bbl)	Ceiling ($ / Bbl)
Q3 2023	Crude Oil	52,600	$60.00	$81.04
Q4 2023	Crude Oil	51,200	$60.00	$81.04

CONFERENCE CALL AND WEBCAST

U.S. Energy will host an investor conference call tomorrow, August 10, at 8:30 a.m. Eastern Time to discuss these operating and financial results. Interested parties may join the call by dialing 1-888-886-7786 (U.S.), or 1-416-764-8658, or using the Call meTM link at https://emportal.ink/46M12pX for instant telephone access to the event. A telephonic replay will be available for fourteen days following the call by dialing 1-844-512-2921 or 1-412-317-6671 and providing the replay PIN number: 10278177.

A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.usnrg.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

ABOUT U.S. ENERGY

We are a growth company focused on consolidating high-quality producing assets in the United States with the potential to optimize production and generate free cash flow through low-risk development while maintaining an attractive shareholder returns program. We are committed to ESG stewardship and being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com .

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, risks associated with the integration of the recently acquired assets; the Company’s ability to recognize the expected benefits of the acquisitions and the risk that the expected benefits and synergies of the acquisition may not be fully achieved in a timely manner, or at all; the amount of the costs, fees, expenses and charges related to the acquisitions; the Company’s ability to comply with the terms of its senior credit facilities; the ability of the Company to retain and hire key personnel; the business, economic and political conditions in the markets in which the Company operates; fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; competition; operating risks; acquisition risks; liquidity and capital requirements; the effects of governmental regulation; adverse changes in the market for the Company’s oil and natural gas production; dependence upon third-party vendors; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; economic uncertainty relating to increased inflation and global conflicts; the lack of capital available on acceptable terms to finance the Company’s continued growth; and other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. These reports and filings are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Sale Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on U.S. Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. U.S. Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, U.S. Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by U.S. Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FINANCIAL STATEMENTS

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and equivalents	$1,175	$4,411
Oil and natural gas sales receivable	2,714	3,193
Marketable equity securities	91	107
Other current assets	973	558
Commodity derivative asset-current	8	-
Real estate assets held for sale, net of selling costs	175	175

Total current assets	5,136	8,444

Oil and natural gas properties under full cost method:
Unevaluated properties	1,584	1,584
Evaluated properties	205,463	203,144
Less accumulated depreciation, depletion and amortization	(101,391)	(96,725)

Net oil and natural gas properties	105,656	108,003

Property and equipment, net	913	651
Right-of-use asset	773	868
Other assets	330	354

Total assets	$112,808	$118,320

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$8,464	$7,832
Accrued compensation and benefits	611	1,111
Commodity derivative liability-current	-	1,694
Asset retirement obligations-current	668	668
Current lease obligation	176	189

Total current liabilities	9,919	11,494

Credit facility	12,000	12,000
Asset retirement obligations- noncurrent	15,226	14,774
Long-term lease obligation, net of current portion	704	794
Deferred tax liability	610	898
Other noncurrent liabilities	6	6

Total liabilities	38,465	39,966

Commitments and contingencies (Note 8)

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 25,071,372 and 25,023,812 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	251	250
Additional paid-in capital	217,632	216,690
Accumulated deficit	(143,540)	(138,586)

Total shareholders’ equity	74,343	78,354

Total liabilities and shareholders’ equity	$112,808	$118,320

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue:
Oil	$7,028	$11,334	$14,124	$19,167
Natural gas and liquids	950	2,146	2,127	3,185
Total revenue	7,978	13,480	16,251	22,352

Operating expenses:
Lease operating expenses	3,877	4,646	8,400	7,382
Production taxes	538	913	1,058	1,485
Depreciation, depletion, accretion and amortization	2,896	2,571	5,313	4,457
General and administrative expenses	3,368	2,642	6,140	5,588
Total operating expenses	10,679	10,772	20,911	18,912

Operating income (loss)	(2,701)	2,708	(4,660)	3,440

Other non-operating income (expense):
Commodity derivative gain (loss)	288	(2,132)	1,208	(8,969)
Marketable equity securities loss	(16)	(121)	(16)	(40)
Other expense, net	(6)	(5)	(6)	(6)
Interest expense, net	(289)	(60)	(558)	(108)
Total other non-operating income (expense)	(23)	(2,318)	628	(9,123)

Net income (loss) before income taxes	$(2,724)	$390	$(4,032)	$(5,683)
Income tax (expense) benefit	209	(268)	270	2,421
Net income (loss)	$(2,515)	$122	$(3,762)	$(3,262)
Basic weighted shares outstanding	25,186,797	24,923,812	25,182,704	24,323,859
Diluted weighted shares outstanding	25,186,797	25,265,180	25,182,704	24,323,859
Basic earnings (loss) per share	$(0.10)	$0.00	$(0.15)	$(0.13)
Diluted earnings (loss) per share	$(0.10)	$0.00	$(0.15)	$(0.13)

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(in thousands)

	2023	2022

Cash flows from operating activities:
Net loss	$(3,762)	$(3,262)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, accretion, and amortization	5,313	4,457
Deferred income taxes	(288)	(2,460)
Total commodity derivative (gains) losses, net	(1,208)	8,969
Commodity derivative settlements paid	(494)	(4,487)
Loss on marketable equity securities	16	40
Amortization of debt issuance costs	24	20
Stock-based compensation	1,334	2,109
Right of use asset amortization	95	75
Changes in operating assets and liabilities:
Oil and natural gas sales receivable	479	(5,198)
Other assets	240	(192)
Accounts payable and accrued liabilities	314	4,315
Accrued compensation and benefits	(500)	(675)
Payments on operating lease liability	(102)	(49)
Payments on asset retirement obligations	(52)	-

Net cash provided by operating activities	1,409	3,662

Cash flows from investing activities:
Acquisition of proved properties	-	(4,383)
Oil and natural gas capital expenditures	(2,402)	(1,131)
Expenditures for pending acquisitions	-	(592)
Property and equipment expenditures	(373)	(295)
Proceeds from sale of oil and gas properties	-	1,231

Net cash used in investing activities	(2,775)	(5,170)

Cash flows from financing activities:
Borrowings on credit facility	-	4,500
Repayment of debt	-	(3,847)
Payment of fees for credit facility	-	(174)
Repayments of insurance premium finance note payable	(286)	(236)
Exercise of warrant	-	195
Shares withheld to settle tax withholding obligations for restricted stock awards	(151)	(307)
Dividends paid	(1,192)	(578)
Repurchases of common stock	(241)	-

Net cash used in financing activities	(1,870)	(447)

Net decrease in cash and equivalents	(3,236)	(1,955)

Cash and equivalents, beginning of period	4,411	4,422

Cash and equivalents, end of period	$1,175	$2,467

ADJUSTED EBITDA RECONCILIATION

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Adjusted EBITDA. Adjusted EBITDA is a “non-GAAP financial measure” presented as supplemental measures of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, net unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, deferred income taxes, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, non-cash share-based compensation, transaction related expenses, transaction related acquired realized derivative loss (gain), and loss (gain) on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

	Three Months Ended
	June 30,	June 30,
	2023	2022

Net Income	$(2,515)	$122

Depreciation, depletion, accretion and amortization	2,896	2,571
Unrealized loss (gain) on commodity derivatives	(377)	(699)
Interest Expense, net	289	60
Deferred income taxes	(209)	268
Non-cash stock-based compensation	607	609
Transaction related expenses	-	306
Transaction related acquired realized derivative losses	89	1,715
Loss (gain) on marketable securities	16	121
Total Adjustments	3,311	4,951

Total Adjusted EBITDA	$796	$5,073